For Further Information Contact:

                             J. Gerald Bazewicz
                             President and
                             Chief Executive Officer
                             (570) 752-3671



                           Exhibit 99.1


                          PRESS RELEASE


              FIRST KEYSTONE CORPORATION ANNOUNCES
                      THIRD QUARTER DIVIDEND


Berwick, Pennsylvania - August 28, 2006 - First Keystone Corporation (OTC BB: FKYS), parent company of The First National Bank of Berwick, declared a $.22 per share quarterly cash dividend to shareholders of record as of September 12, 2006, payable September 30, 2006. This represents a 10.0% increase in the third quarter dividend over the $.20 per share paid in September 2005.

Total cash dividends for the first three quarters of 2006 amounts to $.66 per share as compared to $.60 for the first three quarters of 2005, an increase of 10.0%.

The First National Bank of Berwick now operates 10 full service offices in Columbia (5), Luzerne (4), and Montour (1) Counties providing banking and trust services.

Inquiries regarding the purchase of the company's stock may be made through the following brokers: RBC Dain Rauscher,
      800-223-4207; Legg Mason Wood Walker, Inc., 800-888-6673; Janney
Montgomery Scott, Inc., 800-526-6397; Ferris, Baker, Watts, Inc.,
800-638-7411; Ryan, Beck and Company, 800-223-8969; and Boenning
& Scattergood, Inc., 800-883-8383.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

For more information on The First National Bank of Berwick or its parent company, First Keystone Corporation, please contact J.
Gerald Bazewicz at 570-752-3671, extension 172.




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